                         ENERGY RESEARCH CORPORATION
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                                   Three Months         Six Months
                                   Ended April 30,     Ended April 30,
                                   1997       1996     1997       1996
                                   ----       ----     ----       ----
PRIMARY

Shares outstanding,
 beginning of period           3,921,124  3,758,573  3,911,787  3,728,914

Weighted average number of
 shares issued, retired and
 issuable share equivalents      290,101    320,985    295,372    305,626
                               ---------  ---------  ---------  ---------
Weighted average number of
 common and common equivalent
 shares outstanding            4,211,225  4,079,558  4,207,159  4,034,540
                               =========  =========  =========  =========

Net income                     $  76,000  $ 124,000  $ 151,000  $ 185,000
                               =========  =========  =========  =========

Net income per common share    $     .02  $     .03  $     .04  $     .05
                               =========  =========  =========  =========

FULLY DILUTED

Weighted average number of
common and common equivalent
sharesoutstanding as
adjusted for full dilution     4,281,225  4,275,558  4,277,159  4,230,540

Adjustment for interest,
net of tax, on convertible
long-term debt                 $   6,000  $  19,000  $  12,000  $  38,000
                               =========  =========  =========  =========

Adjusted net income            $  82,000  $ 143,000  $ 163,000  $ 223,000
                               =========  =========  =========  =========

Net income per
common share   <F1>            $     .02  $     .03  $     .04  $     .05
                               =========  =========  =========  =========

<F1> These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.